SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 19,2006

Boston Private Financial Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number

Ten Post Office Square, Boston, Massachusetts 02109

(Address of principal executive offices)

(617) 912-1900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD disclosure.

This item provides certain financial information regarding Boston Private Financial Holdings, Inc. (“Boston Private”) related to estimates for first quarter 2006 financial results.

Boston Private anticipates that its cash earnings per diluted share will be in the range of $0.43 to $0.45 per share and GAAP earnings to be in the range of $0.34 to $0.36 per diluted share. This represents an increase from first quarter 2005 cash EPS of $0.06 to $0.08, or an estimated 16 to 22 percent increase, and an estimated 13 to 20 percent increase on a GAAP basis ($0.04 to $0.06 per fully diluted share).

Relative to the fourth quarter of 2005, cash earnings per share is expected to decline $0.00 to $0.02 per fully diluted share, or 0 percent to (4) percent, and GAAP earnings are expected to decline $0.00 to $0.02 per fully diluted share, or 0 percent to (6) percent.

Estimated Selected Financial Data

(In Millions, except share data)

(Unaudited)

	1Q 2006 Range		1Q 2005		% Change Range
	Low	Hi	Actual		Low	Hi
Revenue	$81.0	$83.0	$58.4		39%	42%
Operating Expenses	$59.0	$61.0	$43.3	(2)	36%	41%
Net Income	$12.0	$13.0	$8.7	(2)	38%	49%
Est. Fully Diluted Shares Outstanding	39.2		31.9	(1)	23%
EPS	$0.34	$0.36	$0.30	(2)	13%	20%
Cash EPS	$0.43	$0.45	$0.37		16%	22%

Estimated Selected Financial Data

(In Millions, except share data)

(Unaudited)

	1Q 2006 Range		4Q 2005		% Change Range
	Low	Hi	Actual		Low	Hi
Revenue	$81	$83	$79.5		2%	4%
Operating Expenses	$59	$61	$55.7	(2)	6%	10%
Net Income	$12	$13	$13.2	(2)	(9)%	(2)%
Est. Fully Diluted Shares Outstanding	39.2		39.0	(1)	0.5%
EPS	$0.34	$0.36	$0.36	(2)	(6)%	0%
Cash EPS	$0.43	$0.45	$0.45		(4)%	0%

(1)	Previously reported 31.8 and 38.7 million fully diluted shares outstanding at March 31, 2005 and December 31, 2005, respectively. Increase in shares outstanding related to restatement for option accounting pursuant to FAS123(R).
(2)	As adjusted for FAS123(R).

Boston Private experiences seasonal fluctuations in operating expenses caused by a disproportionate amount of its annual payroll related tax expenses being charged and 401K benefits in the first quarter. This caused operating expenses in the first quarter of 2006 to be approximately $1.6 million higher than the fourth quarter of 2005. Additionally, the Company generally awards its annual merit increases in salary in January. In the aggregate, these tax related expenses, compensation increases and 401K benefits accounted for approximately $0.03 per fully diluted share, net of taxes.

In addition, the Company incurred additional expenses related to either opening, or the initiation of the process of opening, new private banking locations in Lexington, Beverly and Hingham, Massachusetts; Los Altos,

California; New York, New York; and Naples, Florida. The Company entered these new markets as a result of the attractive demographics in each location. Operating expenses of Boston Private increased by approximately $500,000 to $1 million for in the first quarter of 2006 versus the fourth quarter of 2005 for these new private banking locations. The spending related to new locations accounted for approximately $0.01 per fully diluted share, net of taxes.

The increase in shares outstanding was the result of an increase in stock options exercised, changes in the diluted share calculation under FAS123(R) Share-Based Payment, shares issued in connection with contingent payments for prior acquisitions and bonus compensation, and the Company’s higher average stock price in the first quarter. The increase in shares outstanding accounted for approximately $0.005 per fully diluted share, net of taxes.

During the quarter, the fundamentals of the Company remained strong. The Company maintained its net interest margin, had healthy credit quality, generated year–over–year organic growth in loans and deposits, and saw an increase in its assets under management and advisory, including unconsolidated subsidiaries, of approximately 7.3% on a linked quarter basis.

Cash Earnings

Boston Private calculates its cash earnings by adjusting net income to exclude net amortization of intangibles, related tax benefits that result from purchase accounting, as well as the impact of certain non-cash share based compensation plans. Over and above GAAP earnings, the Company believes its cash earnings reports the additional value to shareholders generated by purchase accounting adjustments and the non-cash share based compensation plans.

The following table reconciles our Cash Earnings to GAAP Earnings:

GAAP EPS Estimate for the Three Months Ended March 31, 2006:	$0.34	to	$0.36

Cash Basis Adjustments:
Book Amortization of Intangibles, Net of Tax:	$0.04		$0.04
Cash Benefit of Tax Deductions from Intangibles and Goodwill	$0.03		$0.03
Stock Options and ESPP, Net of Tax:	$0.02		$0.02

Total Cash Basis Adjustments:	$0.09		$0.09

Cash Basis EPS Estimate	$0.43	to	$0.45

This 8-K contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of charges and expenses related to the consummation of mergers and acquisitions and costs related to the integration of merged entities, as well as excluding other significant gains or losses that are unusual in nature, and are calculated on a fully taxable equivalent income basis. Because these items and their impact on the Company’s performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Statements in this 8-K that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, but are not limited to, prospects for long term financial performance, the impact on the Company’s results of improved market conditions and prevailing and future interest rates, prospects for growth in balance sheet assets and assets under management and advisory and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond Boston Private’s control and could cause actual results to differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, among others, adverse conditions in the capital markets and the impact of such conditions on Boston Private’s investment advisory activities; continued or increased interest rate compression which may adversely impact net interest income; competitive pressures from other financial institutions which, together with other factors, may affect the Company’s growth and financial performance; the effects of national and local economic conditions; and the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; as well as the other risks and uncertainties detailed in Boston Private’s Annual Report on Form 10-K and other filings submitted to the Securities and Exchange Commission. Boston Private does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

The information in this Current Report on Form 8-K is furnished pursuant to Item 7 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing of Boston Private under the Securities Act of 1933, as amended. Furthermore, the furnishing of this Current Report on Form 8-K is not intended to constitute a determination by Boston Private that the information contained herein (including the exhibits hereto) is material or that the dissemination of such information is required by Regulation FD.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

By:  /s/    Walter M. Pressey

        Name: Walter M. Pressey

        Title President

Date: April 19, 2006